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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

THIS AGREEMENT, dated as of May 19, 1999 and effective as of December 3, 1998, as described herein, is made by and between TransDigm Holding Company, a Delaware corporation (the "Company"), and Douglas W. Peacock (the "Executive").

                                   RECITALS:

WHEREAS, the Executive has heretofore been employed by the Company as Chairman of the Board and Chief Executive Officer; and

WHEREAS, in connection with a contemplated merger and recapitalization of the Company, it is the desire of the Company to assure itself of the continuity of the management services of the Executive following the consummation of such transactions; and

WHEREAS, the Company and the Executive intend this Agreement to be effective as of the consummation of the aforementioned contemplated merger and recapitalization, which occurred on December 3,1998 (the "Effective Date");

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.    CERTAIN DEFINITIONS.

      (a)   "ANNUAL BASE SALARY" shall have the meaning set forth in Section
            4(a).

      (b)   "BOARD" shall mean the Board of Directors of the Company.

      (c) "CAUSE" shall mean either of the following: (i) the continued failure by the Executive, after written notice from the Board, substantially to perform his duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), or (ii) the engagement by the Executive in serious misconduct which is material to the performance by the Executive of his duties and obligations for the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries,

      (d) "CHANGE IN CONTROL" shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

      (e) "COMMON STOCK" shall mean the common stock of the Company, $0.01 par value per share.

      (f)   "COMPANY" shall have the meaning set forth in the preamble hereto.

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      (g)   "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board whose members shall be appointed by the Board from time to time and shall initially include Stephen Berger, as Chairman, Muzzafar Mirza and William Hopkins.

      (h) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by reason of his death, the date of his death, and
            (ii) if the Executive's employment is terminated pursuant to Sections 5(a)(ii) - (viii), the date specified in the Notice of Termination; PROVIDED, HOWEVER, that as set forth in Section 4(l)(i), for purposes of the Management Stockholders' Agreement, the Executive shall not be deemed to have incurred a termination of employment upon the commencement of or during the Non-Executive Term.

      (i) "DISABILITY" shall mean the inability of the Executive to perform his duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis for more than six months within any 12-month period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease.

      (j) "EBITDA" with respect to any period of determination shall mean the sum of the following (without duplication): (i) consolidated net income (or loss) of the Company and, if applicable, its subsidiaries for such period (exclusive of the effect of extraordinary items and non-cash gains and losses), as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles consistently applied, as such principles are in effect at the date hereof, plus (ii) amounts deducted from net revenues in determining such net income (or loss) on account of (w) depreciation and amortization, (x) interest expense (net of interest income), (y) all taxes on income and (z) any management or acquisition fee charged to the Company by the Principal Stockholder.


      (k) "EFFECTIVE DATE" shall have the meaning set forth in the recitals hereto.

      (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      (m)   "EXECUTIVE" shall have the meaning set forth in the preamble hereto.

      (n) "EXERCISABLE OPTIONS" as of any date of determination, shall mean those Options (or portions thereof) held by the Executive that are then exercisable Options.

      (o) "FAIR MARKET VALUE" shall have the meaning ascribed to such term under the Management Stockholders' Agreement.

      (p) "GOOD REASON" shall mean the occurrence of any of the following: (i) a material diminution in the Executive's title, duties or responsibilities, without his prior written consent, (ii) a reduction of the Executive's aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent, (iii) the occurrence of a Change in Control or (iv)
            W. Nicholas Howley's termination of employment with the Company for "Good Reason" as defined in subsections (i), (ii) and (iii) of this subsection.

      (q) "MANAGEMENT STOCKHOLDERS' AGREEMENT" shall mean that certain Management Stockholders' Agreement dated as of December 3, 1998 among the Company, Odyssey Investment Partners Fund, LP, the Executive and the other stockholders party thereto, as amended from time to time.

      (r) "NOTICE OF TERMINATION" shall have the meaning set forth in Section 5(b).

      (s)   "NON-EXECUTIVE TERM" shall have the meaning set forth in Section
            3(b).


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      (t)   "Option Agreements" shall mean the written agreements between the
            Company and the Executive pursuant to which the Executive holds or is granted options to purchase Common Stock, including, without limitation, agreements evidencing options granted under the Option Plan and agreements governing the terms of "Roll-Over Options" (as defined in the Management Stockholders' Agreement).

      (u) "Option Plan" shall mean the 1998 Stock Option Plan of TransDigm Holding Company, as amended from time to time.

      (v) "Options" as of any date of determination shall mean options held by the Executive as of such date to purchase Common Stock of the Company.

      (w)   "Payment Period" shall have the meaning set forth in Section
            6(b)(i).

      (x) "Principal Stockholder" shall mean Odyssey Investment Partners Fund, LP and any of its Permitted Assignees (as such term is defined in the Management Stockholders' Agreement).

      (y) "Retirement" shall mean the termination of the Executive's services with the Company as a result of his retirement from active service as the Chief Executive Officer of the Company upon or after the third anniversary of the Effective Date; provided, however, that as set forth in Section 4(l)(i), for purposes of the Management Stockholders' Agreement, the Executive shall not be deemed to have incurred a "Retirement" upon the commencement of or during the Non-Executive Term, if any, but on his termination of service as Chairman of the Board on or after attaining age 65.

      (z)   "Term" shall have the meaning set forth in Section 2(a).

2.       EMPLOYMENT.

      (a) The Company shall continue to employ the Executive and the Executive shall remain in the employ of the Company, for the period set forth in this Section 2, in the positions set forth in Section 3 and upon the other terms and conditions herein provided. The term of employment under this Agreement (the "Term") shall be for the period beginning on the Effective Date and ending on the fifth anniversary thereof unless earlier terminated as provided in Section 5; provided, however, that unless so earlier terminated or unless the Executive or the Company shall give written notice to the other of his or its intention not to renew this Agreement no less than sixty days prior to the scheduled expiration thereof, upon the fifth anniversary of the Effective Date, this Agreement shall automatically be renewed for an additional two year period.

      (b) On or after the third anniversary of the Effective Date, the Executive may elect to resign as the Chief Executive Officer of the Company but continue to provide services to the Company as a non-executive Chairman, in which case the Executive shall be entitled to compensation for his services commensurate with his duties and responsibilities to the Company, as mutually agreed to by the Company and the Executive at such time.




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3.    POSITION AND DUTIES.

      (a) During the Term, the Executive shall serve as the Chairman of the Board and Chief Executive Officer of each of the Company and its subsidiary, TransDigm Inc. ("TransDigm") with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. During the period of the Executive's active employment as Chief Executive Officer, the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and TransDigm; PROVIDED, that it shall not be considered a violation of the foregoing for the Executive to (i) continue to serve as a member of the Board of Directors of Microporous, LLP, (ii) with the prior consent of the Board (which consent shall not unreasonably be withheld), serve on corporate, industry, civic or charitable boards or committees, and (iii) manage his personal investments, so long as none of such activities significantly interferes with the Executive's duties hereunder.

      (b) The Executive shall continue to serve as the Chairman of the Board during the Term, and thereafter, during the period commencing on the date the Executive elects to serve as the non-executive Chairman of the Board pursuant to Sections 2(b) and 5(a)(vii) and ending on the earliest of (i) the date the Executive resigns from such position,
            (ii) the date the Executive dies and (iii) the date the Executive is removed from the Board for Cause (the "Non-Executive Term"). During the Term and any such Non-Executive Term, the Board shall propose the Executive for re-election to the Board and the Principal Stockholders shall vote all of their shares of Common Stock in favor of such re-election. If elected or appointed thereto, and only for the duration of such elected term or appointment, the Executive shall also serve as a director of any of the Company's subsidiaries and/or in one or more executive offices of any entities owned by the Company.

4.    COMPENSATION AND RELATED MATTERS.

      (a) ANNUAL BASE SALARY. During the Term, the Executive shall receive a base salary at a rate that is no less than $330,000 per annum (the "Annual Base Salary"), payable in accordance with the Company's normal payroll practices. The rate of the Annual Base Salary shall be reviewed by the Compensation Committee on or prior to each anniversary of the Effective Date during the Term and may be increased, but not decreased, upon such review.

      (b) BONUS. For each fiscal year during the Term, the Executive shall be eligible to participate in the Company's annual cash bonus plan in accordance with terms and provisions which shall be consistent with the Company's executive bonus policy in effect as of the Effective Date.

      (c) NON-QUALIFIED DEFERRED COMPENSATION. During the Term, the Executive shall be eligible to continue to participate in the Company's Non-Qualified Deferred Compensation Plan and Rabbi Trust in a manner that is consistent with that in effect as of the Effective Date. The Company shall continue to fund the Rabbi Trust throughout the Term in a manner consistent with its funding practices in effect as of the Effective Date.

      (d) LONG TERM INCENTIVE COMPENSATION. During the Term, the Executive shall be entitled to participate in the Option Plan or any successor plan thereto.

      (e) BENEFITS. During the Term, the Executive shall be entitled to participate in the other employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board or Compensation Committee, hereafter) in effect which are applicable to the senior officers of the Company generally, subject to and on a basis consistent with the terms, conditions and overall administration thereof; provided, however, that such plans, programs and arrangements shall be consistent in all material respects with those in effect as of the Effective Date.

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      (f)   EXPENSES. Pursuant to the Company's customary policies in force at the time of payment, the Executive shall be reimbursed for all expenses properly incurred by the Executive on the Company's behalf in the performance of the Executive's duties hereunder.

      (g) VACATION. The Executive shall be entitled to an amount of annual vacation days, and to compensation in respect of earned but unused vacation days in accordance with the Company's vacation policy as in effect as of the Effective Date. The Executive shall also be entitled to paid holidays in accordance with the Company's practices with respect to same as in effect as of the Effective Date.

      (h) AUTOMOBILE. During the Term, the Company shall provide the Executive with an annual automobile allowance at a rate not less than that in effect as of the Effective Date.

      (i) CLUB MEMBERSHIP. During the Term, the Company shall pay on behalf of the Executive, or reimburse the Executive for, annual membership fees payable in connection with the Executive's membership in one country club of the Executive's choice.

      (j) TAX AND FINANCIAL PLANNING ASSISTANCE. During the Term, the Company shall, upon submission of proper documentation, pay on behalf of the Executive, or reimburse the Executive for, reasonable expenses incurred for professional assistance in planning and preparing his tax returns and managing his financial affairs, provided that such expenses do not exceed $25,000 per annum.

      (k) LOAN TO PURCHASE SHARES OF COMMON STOCK. In the event that during the Term or the Non-Executive Term, the Executive elects to purchase shares of Common Stock pursuant to Section 5.2 of the Management Stockholders' Agreement, the Company shall, or shall cause one of its affiliates to, lend to the Executive up to $1.5 million in the aggregate (or such greater amount as determined by the Compensation Committee in its discretion) as payment for such shares pursuant to the terms of a recourse promissory note or notes bearing interest of the lowest rate specified pursuant to Section 1274 of the Internal Revenue Code so as to avoid imputed interest, and security agreement(s) under which the Executive shall pledge such shares to the Company (or affiliate thereof, as applicable) as security for repayment of such loan(s). Any interest due on such loan shall be converted into principal and shall not be payable currently as it is accrued, but rather shall be payable when the underlying shares are sold. Any such note and security agreement shall have terms consistent with the forgoing and shall be in a form acceptable to the Company's (or its affiliate's) lenders under the terms of the Financing Documents (as such term is defined in the Management Stockholders' Agreement).

      (l)   RIGHT OF THE EXECUTIVE TO SELL COMMON STOCK TO HOLDINGS.

            (i) For purposes of the Management Stockholders' Agreement, (A) if the Executive elects to resign as Chief Executive Officer but continues to provide services to the Company as non-executive Chairman pursuant to Sections 2(b) and 5(b)(vii) of this Agreement at any time, such resignation shall not constitute a resignation, "Retirement" or other termination of employment thereunder, and (B) the date on which the Executive ceases to serve as non-executive Chairman shall be deemed to be the date of his termination of employment for purposes of the Management Stockholders' Agreement and the reason for his termination of such service (I.E., death, Disability, for Cause, Retirement) shall be deemed to be the reason for his termination of employment for purposes of the Management Stockholders' Agreement.

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            (ii)  Subject to Section 7 of the Management Stockholders'
                  Agreement, during the Non-Executive Term, if any, and during the period, if any, during which the Executive continues active service as Chief Executive Officer after the third anniversary of the Effective Date (each, the "Put Period"), the Executive shall have the right to sell to Holdings, and Holdings shall have the obligation to purchase from the Executive, at their Fair Market Value, that number of shares of Common Stock not to exceed in the aggregate 80% of the sum of(A) the number of shares of Common Stock held by the Executive at the commencement of the Non-Executive Term or at the third anniversary of the Effective Date, as applicable, and (B) the number of shares of Common Stock that could be acquired by the Executive at the commencement of the Non-Executive Term (or third anniversary of the Effective Date, as applicable) upon the exercise of Options that at such time are Exercisable Options (the "Aggregate Stock"), in accordance with the provisions of this Section 4(l)(ii) (the "Additional Put"). The Executive shall have the right to exercise the Additional Put at any time during the Put Period as of which (1) EBITDA for the fiscal year ending September 30, 2001 or for any four consecutive fiscal quarters thereafter equals or exceeds $65 million, AND (2) the Executive is then serving as either Chairman and Chief Executive Officer or non-executive Chairman; PROVIDED, HOWEVER, that (x) the Executive may not exercise the Additional Put within six months following a prior exercise of the Additional Put; (y) the Additional Put may not be exercised for less than 10% of the Aggregate Stock and (z) the Additional Put may only be exercised with respect to shares which the Executive has held for at least six months. If the Executive desires to exercise the Additional Put pursuant to this Section 4(l)(ii), he shall notify the Company in writing, specifying the number of shares to be sold pursuant to the exercise of the Additional Put hereunder. Subject to Section 7 of the Management Stockholders' Agreement, payment for shares of Common Stock sold by the Executive pursuant to this Section 4(l)(ii) shall be made on or prior to the date 60 days (or the first business day thereafter if the 60th day is not a business day) following the date of the receipt by the Company of the Executive's notice described herein; PROVIDED, HOWEVER, that if such payment is being made on or after the first day of the seventh month of any fiscal year, then such payment shall be made on or prior to the date that is 60 days (or the first business day thereafter if the 60th day is not a business day) following the date of the determination of Fair Market Value in a manner consistent with the provisions of
                  Section 6.2(c) of the Management Stockholders' Agreement.

            (iii) If the Executive holds Exercisable Options as of the date he notifies the Company of the exercise of the Additional Put pursuant to Section 4(l)(ii) and together with such notice, notifies the Company that he desires to exercise a specified portion of such Exercisable Options (the "Specified Options"), the Company shall, or shall cause an affiliate of the Company to, lend to the Executive within 30 days after Holdings' receipt of such notice from the Executive an amount equal to the aggregate exercise price payable with respect to the Specified Options and the aggregate federal, state and local income tax liability, including any alternative minimum tax obligations, that will actually be incurred by the Executive as a result of his exercise of the Specified Options in accordance with such notice. Any such loan pursuant to this
                  Section 4(l)(iii) shall be pursuant to the terms of a recourse promissory note or notes which (i) shall be payable in full no later than the date on which the Executive receives payment from the Company for the repurchase of the shares acquired upon exercise of the Specified Options, (ii) shall bear interest at the applicable federal mid-term rate determined pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, (iii) shall provide that any interest due on such loan shall be converted into principal and shall not be payable currently as it is accrued, but rather shall be payable when the underlying shares are repurchased by the Company and (iv) shall be in a form acceptable to the Company's (or its affiliate's) lenders under the terms of the Financing Documents. The parties hereto agree that to the extent any of the foregoing provisions of this Section 4(l)(iii) result in adverse accounting consequences to the Company, such provisions shall be modified in a manner mutually acceptable to the parties hereto.


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5.    TERMINATION.

      (a) The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances and in accordance with subsection (b):

            (i) DEATH. The Executive's employment hereunder shall terminate upon his death.

           (ii) DISABILITY. If the Company determines in good faith that the Executive has incurred a Disability, the Company may give the Executive writen notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within such 30 day period the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Annual Base Salary until the 90th day following the date of the Notice of Termination.

          (iii) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment hereunder for Cause.

           (iv) RESIGNATION FOR GOOD REASON. The Executive may terminate his employment hereunder for Good Reason.

            (v) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment hereunder without Cause.

           (vi) RESIGNATION WITHOUT GOOD REASON. The Executive may resign his employment hereunder without Good Reason.

          (vii) ELECTION TO CONTINUE AS NON-EXECUTIVE CHAIRMAN. The Executive may elect at any time on or after the third anniversary of the Effective Date to resign as Chief Executive Officer but to continue to provide services to the Company as non-executive Chairman of the Board.

         (viii) RETIREMENT. The Executive may elect to terminate his employment hereunder upon his Retirement as defined in Section 1(y).

      (b) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive under this Section 5 (other than termination pursuant to subsection (a)(i)) shall be communicated by a written notice from the Board or the Executive to the other indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, except in the case of Termination by reason of Disability or Termination for Cause pursuant to Section 5(a)(ii) or 5(a)(iii), respectively, shall be at least 90 days following the date of such notice (a "Notice of Termination"). The Executive shall continue to receive his Annual Base Salary, annual bonus and all other compensation and perquisites referenced in Section 4 through the Date of Termination.

6.    SEVERANCE PAYMENTS.

      (a) TERMINATION FOR ANY REASON. In the event the Executive's employment with the Company is terminated for any reason, the Company shall pay the Executive (or his beneficiary in the event of his death) any unpaid Annual Base Salary that has accrued as of the Date of Termination, any unreimbursed expenses due to the Executive and an amount for accrued but unused sick days and vacation days. The Executive shall also be entitled to accrued, vested benefits under the Company's benefit plans and programs as provided therein. The Executive shall be entitled to the additional payments and benefits described below only as set forth herein.


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      (b)   TERMINATION WITHOUT CAUSE, RESIGNATION FOR GOOD REASON OR
            TERMINATION BY REASON OF DEATH OR DISABILITY. In the event of the Executive's Termination without Cause (pursuant to Section 5(a)(v)), Resignation for Good Reason (pursuant to Section 5(a)(iv)) or termination by reason of Death or Disability (pursuant to Section 5(a)(i) or (ii), respectively), the Company shall pay to the Executive the amounts described in subsection (a), and:

            (i) pay to the Executive, in accordance with its regular payroll practice, an amount equal to the Annual Base Salary and annual bonus provided herein that the Executive would have been entitled to receive had he continued his employment hereunder for the period (the "Payment Period") beginning on the Date of Termination and ending on the date that is eighteen months thereafter; provided, however, that in the event of the Executive's Termination of Employment under this Section 6(b) prior to the third anniversary of the date hereof, the "Payment Period" shall end on the later of the third anniversary of the Effective Date or the date that is eighteen months after the Date of Termination;

            (ii) pay or provide to the Executive for the Payment Period the perquisites to which the Executive is entitled under Sections 4(h), 4(i) and 4(j); and

            (iii) continue for the Payment Period the Executive's and his then eligible dependents' coverage under the Company's medical benefit plans.

      (c) CONTINUED MEDICAL COVERAGE. In the event the Executive's employment with the Company is terminated at any time by reason of his death or Disability, or on or after the third anniversary of the Effective Date for any reason other than for Cause pursuant to Section 5(a)(iii), in addition to the amounts described in subsection (a) and/or subsection (b) that may be payable to the Executive in accordance with the terms thereof, the Company shall continue to provide medical benefit coverage for the Executive and his spouse for their respective lives, on terms substantially consistent with those in effect as of the Date of Termination.

7.    OTHER TERMINATION PROVISIONS.

      Notwithstanding any provision of this Agreement or the Management Stockholders' Agreement to the contrary, in the event that as a consequence of a termination of the Executive's employment for any reason, the Executive is compelled to exercise any Options in order to prevent such Options from expiring in accordance with their terms and the Company is unable to repurchase the Executive's stock at such time, the Company shall either (i) provide the Executive with an interest-free recourse loan equal to the actual aggregate federal, state and local income tax liability (including alternative minimum tax obligations) incurred as a consequence of the Option exercise, which loan shall (A) be secured by a pledge of the shares acquired upon exercise of such Options, (B) be payable in full, with respect to each Option (or portion) so exercised, upon the earliest of (I) the tenth anniversary of the date of grant of such Option, (II) five days after the date in which the Executive sells, transfers or otherwise disposes or conveys for consideration the shares acquired upon exercise of such Option, and (iii) the date specified in
      Section 10 of the Management Stockholders' Agreement for the expiration of certain provisions thereof, (ii) permit the Executive to extend the post-termination exercise period of such Options (but not beyond the tenth anniversary of the date of Option grant) until the time that the Company is able to repurchase the underlying shares of Common Stock, or (iii) devise such other method that is acceptable to the Executive so as to prevent the Executive from incurring tax liability upon Option exercise at a time when he is not able to receive payment from the Company (or a third party) for the shares acquired upon such exercise.



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8.       COMPETITION.

      (a) The Executive shall not, at any time during the Term and during the Non-Executive Term and prior to the last day of the Payment Period, if any, without the prior written consent of the Board, directly or indirectly engage in, or have any interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business (other than a business that constitutes less than 5% of the relevant entity's net revenue and a proportionate share of its operating income) which competes with any business of the Company or any entity owned by it anywhere in the world; PROVIDED, HOWEVER, that the Executive shall be permitted to acquire a stock interest in such a corporation PROVIDED such stock is publicly traded and the stock so acquired does not represent more than one percent of the outstanding shares of such corporation.


      (b) In the event the agreement in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

9.    NONDISCLOSURE OF PROPRIETARY INFORMATION.

      (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to subsection (c), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this Section 9, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Notwithstanding any of the foregoing to the contrary, the parties hereto hereby expressly acknowledge that the Executive may, from time to time, deliver lectures and/or teach courses on entrepreneurial business at educational institutions and that the principles to be discussed in the course of conducting such activities shall not constitute a breach of this covenant.

      (b) Upon termination of the Executive's employment with the Company for any reason, the Executive shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes and/or which contain proprietary information or trade secrets.

      (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

10.   INJUNCTIVE RELIEF.

      It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 8 and 9 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 8 and 9, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

11.   SURVIVAL.

      The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

12.   BINDING ON SUCCESSORS.

      This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

13.   GOVERNING LAW.

      This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

14.   VALIDITY.

      The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.   NOTICES.

      Any notice, request, claim, demand, document or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

      (a)  If to the Company, to:

           TransDigm Holding Company
           26380 Curtiss Wright Parkway
           Richmond Heights, Ohio 44143
           Attention:     Corporate Secretary

           with copies to:

           Odyssey Investment Partners Fund, LP
           280 Park Avenue
           West Tower, 38th Floor
           New York, New York 10017
           Attention:     William Hopkins

           and

           Latham & Watkins
           885 Third Avenue
           New York, New York 10022
           Attention:    Maureen A. Riley, Esq.

      (b) If to the Executive, to him at the address set forth below under his signature, with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, New York 10022
            Attention:     Doreen E. Lilienfeld, Esq.

      or at any other address as any party shall have specified by notice in writing to the other parry in accordance with this Section 15.

16. COUNTERPARTS.

      This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

17.   ENTIRE AGREEMENT.

      The terms of this Agreement, together with the Management Stockholders' Agreement, the Option Plan and the Option Agreements, are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, and the aforementioned contemporaneous documents, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. Notwithstanding any of the foregoing to the contrary, in the event of a conflict between the terms of this Agreement and the Management Stockholders' Agreement, the terms of this Agreement shall govern.

18.   AMENDMENTS; WAIVERS.

      This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Chairman of the Compensation Committee. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

19.   NO INCONSISTENT ACTIONS.

      The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

20.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 8 or 9 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond; and PROVIDED FURTHER, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Each of the parties hereto shall bear its share of the fees and expenses of any arbitration hereunder.

21.   INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES.


      (a) During the Term and so long as the Executive has not breached any of his obligations set forth in Sections 8 and 9, the Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expenses) and he shall be entitled to the protection of any insurance policies the Company shall elect to maintain generally for the benefit of its directors and officers ("Directors and Officers Insurance") against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). The Company covenants to maintain during the Term for the benefit of the Executive (in his capacity as an officer and director of the Company) Directors and Officers Insurance providing customary benefits to the Executive.

      (b) The Company shall pay the Executive's reasonable fees and costs incurred in connection with the preparation and negotiation of this Agreement, the Option Plan, the Option Agreement that pertains to Options granted under the Option Plan and the Management Stockholders' Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written:

TRANSDIGM HOLDING COMPANY

By:
   ------------------------------------------
   Stephen Berger:
   Title: Chairman of the Compensation Committee

EXECUTIVE

------------------------------------------------
Douglas W. Peacock

------------------------------------------------
------------------------------------------------
------------------------------------------------
Address


Accepted and agreed to for purposes of Section 3(b)

ODYSSEY INVESTMENT PARTNERS FUND, LP


By:      ODYSSEY CAPITAL PARTNERS, LLC,
         its general partner


By:
  ------------------------------------------------
Name:
Title: